Exhibit 4.10

December 15, 2016

To each of the Shareholders of
Yatra set forth on the Signature
Pages Hereto

Re: Letter Agreement

Ladies and Gentlemen:

As you may be aware, Yatra Online, Inc., a Cayman Islands exempted company limited by shares (the “Company”), intends to have its ordinary shares (“Ordinary Shares”) commence trading on NASDAQ on or before December 19, 2016.

Reference is made to the letter agreement dated 27 September 2016 between the parties hereto. This letter agreement replaces and supersedes such prior letter.

Pursuant to the Company’s articles of association (the “Articles”), all of the preference shares of the Company may be converted into Ordinary Shares at the option of the holder thereof. In order to facilitate the proposed listing which shall be for the benefit of the Company and all its shareholders and recognizing the amount invested by each shareholder, each of the undersigned holders of preference shares of the Company hereby agrees to exercise its right under the Articles to convert their preference shares into Ordinary Shares effective immediately prior to the commencement of trading of the Ordinary Shares on NASDAQ (the “Conversion”).

The Company and each of the undersigned shareholders of the Company acknowledge and agree that upon the consummation of the Conversion, the issued share capital of the Company, as shown on the Company’s register of members, will be as set forth in Exhibit A.

The Company and each of the undersigned shareholders of the Company agree to do all things necessary to consummate the Conversion, including voting such shareholder’s preference shares in favor of any resolutions necessary to approve the Conversion (whether at a shareholders’ meeting or pursuant to a written consent of shareholders).

This letter shall be governed in all respects by the laws of the Cayman Islands as such laws are applied to agreements between Cayman Islands residents entered into and performed entirely in the Cayman Islands.

This letter and the Exhibits hereto and the other documents referred to herein or delivered pursuant thereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and no party shall be liable or bound to any other in any manner by any oral or written representations, warranties, covenants and agreements except as specifically set forth herein and therein. Each party expressly represents and warrants that it is not relying on any oral or written representations, warranties, covenants or agreements outside of this letter.

In the event one or more of the provisions of this letter should, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provisions of this letter, and this letter shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

This letter may be amended or modified only upon the written consent of the Company and each of the undersigned shareholders of the Company.

Each undersigned shareholder hereby represents and warrants to the Company as follows: (a) such shareholder has all necessary power and authority under all applicable provisions of law to execute and deliver this letter and to carry out its provisions; (b) all action on such shareholder’s part required for the lawful execution and delivery of this letter have been taken; and (c) upon such shareholder’s execution and delivery, this letter will be valid and binding obligations of such shareholder, enforceable against such shareholder in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors’ rights and (ii) as limited by general principles of equity that restrict the availability of equitable remedies. Each undersigned shareholder agrees to indemnify the Company for any claims, losses or expenses incurred by the Company as a result of any of the representations of such shareholder set forth herein being untrue.

Unless otherwise provided herein, any notice required or permitted under this letter shall be deemed effective upon the earlier of (a) actual receipt or (b) (i) on the day of delivery by email or confirmed facsimile transmission, (ii) three business day after the business day of deposit with an internationally recognized overnight courier service for express delivery, freight prepaid, or (iii) seven business days after deposit with the United States Post Office for delivery by registered or certified mail, shall be addressed to the party to be notified at the address indicated for such party on such shareholder’s signature page hereto, or at such other address as such party may designate by ten (10) days’ advance written notice to the other parties.

If the Company issues additional Ordinary Shares or preference shares at any time between the date of this letter and the effectiveness of the Conversion (“Additional Shares”) the Company shall ensure that the holders of such Additional Shares shall become a party to this letter by executing and delivering a counterpart signature page hereto thereby agreeing to be bound by and subject to the terms of this letter as an undersigned shareholders hereunder and the Company shall update Exhibit A to reflect the issuance of such Additional Shares.

This letter may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

Sincerely,

By:	/s/ Alok Vaish
Name:	Alok Vaish
Title:	CFO, Yatra Online, Inc.

[Shareholder Signature Pages Follow]

Acknowledged and Concurred,

ORDINARY SHAREHOLDERS

/s/ Dhruv Shringi
Dhruv Shringi

/s/ Manish Amin
Manish Amin

/s/ Harshal Shah
Harshal Shah

/s/ Haresh Chawla
Haresh Chawla

[SIGNATURE PAGE TO LETTER]

Acknowledged and Concurred,

ORDINARY SHAREHOLDERS

Wortal, Inc.

By:	/s/ Uday Bellary

Print Name:	Uday Bellary

Title:	Chairman of the Board

Address:

[SIGNATURE PAGE TO LETTER]

Acknowledged and Concurred,

HOLDERS OF PREFERENCE SHARES

Norwest Venture Partners X, LP

By: Genesis VC Partners X, LLC, General Partner

By:	/s/ Promod Haque

Print Name:	Promod Haque

Title:	Sr. Managing Partner

Address:

Norwest Venture Partners IX, LP

By: /s/ Genesis VC Partners IX, LLC, General Partner

By:	/s/ Promod Haque

Print Name:	Promod Haque

Title:	Sr. Managing Partner

Address:

[SIGNATURE PAGE TO LETTER]

Acknowledged and Concurred,

HOLDERS OF PREFERENCE SHARES

Vertex Asia Fund Pte. Ltd.

By:	/s/ Chua Kee Lock

Print Name:	Chua Kee Lock

Title:	Director

Address:

[SIGNATURE PAGE TO LETTER]

Acknowledged and Concurred,

Rajasthan Trustee Company Pvt Ltd A/c SME Tech Fund RVCF Trust II

By:	/s/ Girish Gupta

Print Name:	Girish Gupta

Title:	CEO, Rajasthan Asset Management Co Pvt Ltd

Address:

[SIGNATURE PAGE TO LETTER]

Acknowledged and Concurred,

HOLDERS OF PREFERENCE SHARES

IDG Ventures India Fund II LLC.

By:	/s/ Gulstan Ramgockim

Print Name:	Gulstan Ramgockim

Title:	Director

Address:

[SIGNATURE PAGE TO LETTER]

Acknowledged and Concurred,

HOLDERS OF PREFERENCE SHARES

Reliance Capital Limited

By:	/s/ Amit Bapna

Print Name:	Amit Bapna

Title:	CFO

Address:

[SIGNATURE PAGE TO LETTER]

Acknowledged and Concurred,

HOLDERS OF PREFERENCE SHARES AND ORDINARY SHARES

E-18 Limited

By:	/s/ Aslam Koomar

Print Name:	Aslam Koomar

Title:	Director

Address:

[SIGNATURE PAGE TO LETTER]

Acknowledged and Concurred,

HOLDERS OF PREFERENCE SHARES

Intel Capital Corporation

By:	/s/ Michael J Scown

Print Name:	Michael J Scown

Title:	Authorized Signatory

Address:

[SIGNATURE PAGE TO LETTER]

Acknowledged and Concurred,

HOLDERS OF PREFERENCE SHARES

Valiant Capital Master Fund LP

By:	/s/ Brian Miller

Print Name:	Brian Miller

Title:	CFO

Valiant Capital Partners LP

By:	/s/ Brian Miller

Print Name:	Brian Miller

Title:	CFO

Address:

[SIGNATURE PAGE TO LETTER]

Acknowledged and Concurred,

HOLDERS OF OF A RIGHT TO SWAP ORDINARY SHARES OF YATRA ONLINE PRIVATE LIMITED FOR ORDINARY SHARES OF YATRA ONLINE, INC.

Capital18 Fincap Private limited

By:	/s/ Kshipra Jatana

Print Name:	Kshipra Jatana

Title:	Authorized Signatory

Address:

Pandara Trust Scheme I

By:	/s/ Sudhir Sethi

Print Name:	Sudhir Sethi

Title:	Designated Partner

Address:

[SIGNATURE PAGE TO LETTER]

Acknowledged and Concurred,

HOLDERS OF PREFERENCE SHARES

Macquarie Corporate Holdings Pty Limited

By:	/s/ Belinda Cooney

Print Name:	Belinda Cooney

Title:	Attorney

Address:

Macquarie Corporate Holdings Pty Limited

By:	/s/ Matt Croasdaile

Print Name:	Matt Croasdaile

Title:	Attorney

Address:

[SIGNATURE PAGE TO LETTER]

Exhibit A*

Shareholder	Ordinary Shares Post-Conversion	Ordinary Shares Post-Reverse Stock Split**	Percentage Ownership
Dhruv Shringi	1,470,000	271,007	1.24%
E-18 Limited	10,449,198	1,926,397	8.78%
Capital18 Fincap Private Limited***	3,090,549	569,768	2.60%
Haresh Chawla	168,000	30,972	0.14%
Harshal Shah	168,000	30,972	0.14%
IDG Ventures India Fund II LLC	5,307,495	978,481	4.46%
Pandara Trust Scheme I***	936,407	172,634	0.79%
Intel Capital Corporation	11,810,298	2,177,327	9.92%
Macquarie Corporate Holdings Pty Limited	1,759,370	324,355	1.48%
Manish Amin	1,470,000	271,007	1.24%

Norwest Venture Partners IX, LP	18,620,468	3,432,838	15.64%
Norwest Venture Partners X, LP	18,620,469	3,432,838	15.64%
Rajast Rajasthan Trustee Company Pvt Ltd A/c SME Tech Fund RVCF Trust II	1,560,181	287,632	1.31%
Reliance Capital Limited	16,401,598	3,023,771	13.78%

Valiant Capital Master Fund LP	12,456,354	2,296,433	10.47%
Valiant Capital Partners LP	11,261,486	2,076,149	9.46%
Vertex Asia Fund Pte. Ltd	3,268,915	602,652	2.75%
Wortal, Inc.	204,105	37,628	0.17%
Total	119,022,893	21,942,861	100.00%

* Does not include: (a) Ordinary Shares issuable upon exercise of outstanding Company options; (b) Ordinary Shares issuable upon exercise of outstanding warrants to purchase an aggregate of 46,458 post-Reverse Split Ordinary Shares held by Macquarie Corporate Holdings Pty Limited or warrants to purchase an aggregate of 43,366 post-Reverse Split Ordinary Shares held by Silicon Valley Bank; (c) 277 post-Reverse Split Ordinary Shares allocated but not yet issued to Matrix India Entertainment Consultants Private Limited; or (d) 1,567 post-Reverse Split Ordinary Shares allocated but not yet issued to Salman Khan.

**A reverse-split on a 5.4242194 for 1 basis, with fractional shares rounded to the nearest whole share after aggregating all fractional shares held by the applicable shareholder, is being effected by the Company.

***Ordinary Shares issuable upon swap of ordinary shares of Yatra Online Private Limited.